IMPORTANT NOTICE
PLEASE READ IMMEDIATELY

The Aquilasm Group of Funds

                           AQUILA CASCADIA EQUITY FUND
               380 Madison Avenue, Suite 2300, New York, NY 10017

                          NOTICE OF SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                               ON AUGUST 15, 2002

TO SHAREHOLDERS OF THE FUND:

The purpose of this Notice is to advise you that a Special Meeting of the Shareholders of Aquila Cascadia Equity Fund (the "Fund") will be held:

Place:            (a)      at the offices of the Fund:
                           380 Madison Avenue
                           New York, NY  10017

Time:             (b)      on August 15, 2002
                           at 2:00 p.m. local time;

Purposes:         (c)      for the following purposes:

     (i) to consider the proposal of the Board of Trustees to close the Fund, wind up its affairs and distribute its net assets to its shareholders (Proposal No. 1);

     (ii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.


Who Can
Vote What
Shares:           (d)      To vote at the Meeting, you must have
                           been a shareholder on the Fund's records at the close of business on June 14, 2002 (the "record date"). Also, the number of shares of each of the Fund's outstanding classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Meeting (or any adjourned meeting or meetings).

                                By Order of the Board of Trustees,



                                EDWARD M. W. HINES
                                Secretary


July 18, 2002

PLEASE NOTE:

If you do not expect to attend the Meeting, please indicate voting instructions in any of three ways: by telephone, by the Internet or by completing the enclosed proxy card and returning it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, we request your cooperation in voting no matter how large or small your holding may be.


                           AQUILA CASCADIA EQUITY FUND
               380 Madison Avenue, Suite 2300, New York, NY 10017
                                 PROXY STATEMENT

                                  INTRODUCTION


     The purpose of the Notice (the first page of this document) is to advise you of the time, place and purposes of a Special Meeting of the Shareholders of Aquila Cascadia Equity Fund (the "Fund"). The purpose of this Proxy Statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices, if any, you make in voting.

     A copy of the Fund's most recent annual report will be sent to you without charge upon written request to the Fund's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-437-1020 toll-free or 212-697-6666.

     The Fund's organizer, Adviser and Administrator (the "Manager") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's principal underwriter (the "Distributor") is Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's Investment Sub-Adviser is Ferguson Wellman Capital Management, Inc. (the "Sub-Adviser"), 888 SW Fifth Avenue, Suite 1200, Portland, OR 97204-2026.

     This Notice and Proxy Statement are first being mailed on or about July 18, 2002.

     You should read the Proxy Statement prior to voting. Then, you may vote in one of three ways:

         (1) Proxy Card

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." You may direct the proxy holder to vote your shares on this proposal by marking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by marking the "Abstain" box. If you return your signed proxy card and do not mark the box on the proposal, the proxy holders will vote your shares for the proposal.

         (2) Telephone Voting

     To vote your shares by telephone, call the toll-free number on your proxy card. You will be prompted to enter the control number on your proxy card. Follow the recorded instructions using your proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

         (3) Internet Voting

     To vote your shares by the Internet, please contact the Fund at the Internet address shown on your proxy card. You will be prompted to enter the control number on your proxy card. Follow the instructions on the screen, using your proxy card as a guide. If you vote by the Internet, you need not return the proxy card by mail.

     You may end the power of the proxy holders to vote your shares by (i) so notifying the Fund in writing; (ii) signing a new and different proxy card (if the Fund receives it before the old one is used); (iii) voting your shares at the meeting in person or by your duly appointed agent; or (iv) calling the toll-free number or contacting the Fund's Internet address, both of which are detailed on your proxy card, entering your control number and revoking your previous vote.

     Shares held by brokers in "street name" and not voted will not be counted for purposes of determining a quorum or voted on any matter. Shares marked as abstentions will be counted as present for quorum purposes and will be counted as votes against the proposal.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxies to be used at the Special Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. Whenever it is stated in this Proxy Statement that a matter is to be acted on at the Meeting, this means the Meeting held at the scheduled time or any adjourned meeting or meetings. The Fund pays the costs of the solicitation. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of their shares. The Fund will pay these firms their out-of-pocket expenses for doing so.

     On the record date, the Fund had three classes of shares outstanding. All shareholders of the Fund are entitled to vote at the meeting. Each shareholder on the record date is entitled to one vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date, the net asset value per share of each of the Fund's outstanding classes of shares was as follows: Class A Shares, $12.61; Class C Shares, $12.08; and Class Y Shares, $12.77. The meeting is expected to act only upon matters that affect the Fund as a whole. On matters that affect the Fund as a whole, all shareholders of the Fund, including the shareholders of all classes of the Fund, are entitled to vote.

     On the record date, the total number of shares outstanding for each class of shares was as follows: Class A Shares, 87,050; Class C Shares, 76,025; and Class Y Shares, 450,789.

     On the record date, the following institutional holders held 5% or more of the Fund's outstanding shares. On the basis of information received from the holders the Fund's management believes that all of the shares indicated are held for the benefit of clients.

Name and Address
of the holder of                                              Percent
Record                      Number of Shares                  of Class

Merrill Lynch Pierce       23,066 Class A Shares              26.5%
Fenner & Smith             64,255 Class C Shares              84.5%
4800 Deer Lake Dr. East    89,575 Class Y Shares              19.9%
Jacksonville, FL

Trustlynx & Co.            4,409 Class A Shares                5.1%
P.O. Box 173736
Denver, CO

Charles Schwab             54,522 Class Y Shares              12.1%
& Co. Inc.
101 Montgomery Street
San Francisco, CA

Currie & Co.               68,933 Class Y Shares              15.3%
P.O. Box 3199
New York, NY

Union Bank                 100,000 Class Y Shares             22.2%
P.O. Box 85484
San Diego, CA

Non-institutional 5% shareholders

Anne Jones Gwathmey         25,931 Class Y Shares             5.8%
c/o Ferguson Wellman
  Rudd Purdy & VanWinkle Inc.
888 SW 5th Avenue, Suite 1200
Portland, OR

The Fund's management is not aware of any other person beneficially owning more than 5% of any class of its outstanding shares as of such date.

                                CLOSING THE FUND

                                (Proposal No. 1)

     At their meeting held on June 9, 2002, the Trustees of the Fund unanimously determined that it is in the best interests of the Fund's shareholders to close the Fund. Because the Fund's Supplemental Declaration of Trust permits the Trustees to take such action only with the approval of the Fund's shareholders, the Trustees have called this meeting to seek such approval.

     Since the Fund's inception, the Manager and the Sub-Adviser have been waiving all or a portion of their fees and, as and when necessary, have reimbursed some of the Fund's operating expenses in order to maintain a competitive expense ratio for the Fund. Their hope was that, in time, the Fund's assets would grow to a point where the Fund could bear its expenses unaided and still maintain a competitive expense ratio. However, during the almost six years since the Fund's inception, its assets have never exceeded approximately $19 million, far short of the necessary level. Assets have declined since their high. And, as of June 14, 2002, assets totaled less than $7.8 million.

     The Manager and Sub-Adviser have agreed with the Fund to continue their fee waivers through December 31, 2002; however, the Sub-Adviser has informed the Fund that it will not continue as Sub-Adviser after that date, and the Manager has advised the Fund that it will not continue to waive its fees or reimburse other expenses beyond that date as well. Both decisions were based in part on the judgment that there appears little likelihood that the Fund's assets will grow substantially in the foreseeable future; the Sub-Adviser's view was that it would consequently be financially impracticable to continue as Sub-Adviser, even without the burden of continuing fee waivers, while the Manager's position was that subsidizing the Fund into the indefinite future with no promise of improvement would serve no reasonable economic purpose.

     Faced with these developments, the Trustees considered a range of choices. Assuming that the Manager would undertake to manage the Fund's investments, the impending loss of subsidy for the Fund's portfolio meant that, unless the assets of the Fund were to increase significantly and rapidly, the expense ratio of the Fund would soon reach a level that virtually foreclosed the possibility of any later increase in size and that would unacceptably burden the Fund's existing shareholders. The Trustees agreed with the Manager and Sub-Adviser that a significant increase in assets in the near term is extremely unlikely. For these reasons, the Trustees reluctantly determined that the only realistic option was to close the Fund and distribute its assets to its remaining shareholders.

     The Fund was closed to investments by new investors and additional investments by existing shareholders on July 3, 2002.

     If the shareholders of the Fund approve the proposal to close the Fund, the Fund will, as soon as practicable, liquidate its portfolio and pay any remaining liabilities and distribute its assets in cash to its remaining shareholders. After consultation with the parties that will be called upon to provide services in connection with the Fund's closure, including the Fund's counsel, independent auditors and transfer agent, the Fund has set aside an amount of money to meet the anticipated expenses of closure.

     When the Fund is liquidated, your shares will be redeemed. As on any redemption of shares of the Fund you may recognize a capital gain or loss measured by the difference between the proceeds received in the redemption and the amount you paid for the shares. Your gain or loss will be long-term if you held the redeemed shares for over one year and short-term if the shares were held for a year or less. Long-term capital gains are currently taxed at a maximum rate of 20% and short-term gains are currently taxed at ordinary income tax rates.


     The Sub-Adviser has informed the Fund that it will exercise all reasonable efforts with its own clients to assure that the shareholders of the Fund approve the proposed plan.

     If the shareholders do not approve the proposal to close the Fund, the Fund will continue in operation and the Trustees will consider other alternatives, which may include another proxy solicitation to secure approval of closing the Fund. If the Fund continues operations beyond December 31, 2002, it is highly likely that its operating expenses will increase dramatically once subsidization by the Manager and Sub-Adviser is withdrawn.

THE TRUSTEES UNANIMOUSLY RECOMMEND A VOTE FOR PROPOSAL NO. 1.

     Vote Required. As set forth in the Supplemental Declaration of Trust, approval of Proposal No. 1 requires the favorable vote of the holders of more than 50% of the outstanding shares of the Fund entitled to vote.


                                 OTHER BUSINESS

     The Fund does not know of any other matter that will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which your proxy card, telephone or Internet vote entitles them to vote, in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card or by voting by telephone or the Internet, you give the proxy holders discretionary authority as to any such matter or matters.


                           AQUILA CASCADIA EQUITY FUND


THE AQUILASM GROUP OF FUNDS
380 MADISON AVENUE, SUITE 2300
NEW YORK, NY  10017


Vote by Telephone or Internet or Mail
24 hours a day, 7 days a week

         Telephone
         1-800-690-6903

     To vote your shares by telephone, call toll free 1-800-690-6903. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple recorded instruction using this proxy card as a guide. If you vote by phone, you need not return the proxy card by mail.

         Internet
         www/proxyvote.com

     To vote your shares by the Internet, contact the Fund at www.proxyvote.com. You will be prompted to enter the 12-digit control number on this proxy card. Follow the simple instructions at the website, using your proxy card as a guide. If you vote by the Internet, you need not return the proxy card by mail.

         Mail

     You can vote your shares by completing and returning this proxy card. Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope that requires no postage if mailed in the United States.

         TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

-------------------------------------------------------------------------------

         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

AQUILA CASCADIA EQUITY FUND

[bolded in printed form]

     Management recommends a vote For Proposal No. 1. The shares represented hereby will be voted as indicated below or For Proposal No. 1 if no choice is indicated.


         For address changes and/or comments, please check this
box and write them on the back where indicated.
                                         _
                                        [_]


     Action on a proposal under which the Fund will be closed, its portfolio will be liquidated as soon as practicable, it will pay any remaining liabilities and will distribute its remaining assets in cash to its remaining shareholders;

(Proposal No. 1):

                   _
                  [_]               For

                   _
                  [_]               Against


                  [_]               Abstain


     As to any other matter said proxies shall vote in accordance with their best judgment.


     PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.



________________________Dated:____________________
Signature
(Please sign within the box)

________________________Dated:____________________
Signature
(Joint Owners)

                 PROXY FOR A SPECIAL MEETING OF THE SHAREHOLDERS
                                 AUGUST 15, 2002
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES



     The undersigned shareholder of AQUILA CASCADIA EQUITY FUND (the "Fund") does hereby appoint LACY B. HERRMANN, DIANA P. HERRMANN and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 380 Madison Avenue, New York, NY 10017 on Thursday, August 15, 2002 at 2:00 p.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed on the reverse side. Such shares are entitled to one vote for every dollar of net asset value represented by the share balance printed on the reverse side.



Please read the proxy statement prior to voting.


Address changes/comments: _______________________________
_________________________________________________________
_________________________________________________________
(If you noted any address changes/comments above, please mark corresponding box on other side.)